UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by NII Holdings, Inc. (the “Company”), the Board of Directors approved an organizational restructuring of the Company to further streamline expenses by shifting the costs and associated responsibilities from the Company’s headquarters in Reston, Virginia to its operating subsidiary in Brazil. In connection with this restructuring, the Board of Directors approved a Form of Separation and Release Agreement (the “Agreement”) for certain executive officers of the Company. The Agreements, which are expected to be executed by these officers in the event of their termination of employment with the Company, were provided to the officers on November 13, 2015. On April 25, 2017, the Company announced that Roberto Rittes had joined the Company as Chief Executive Officer, Nextel Brazil. In connection with Mr. Rittes’ appointment, Steven Shindler, Chief Executive Officer of the Company, agreed to remain with the Company to assist with the management transition. On June 5, 2017, the Company and AINMT Holdings AB (“AINMT”), an international telecommunications company operating primarily in Norway under the “ice.net” brand, along with certain affiliates of the Company and AINMT, entered into an agreement (the “Investment Agreement”) to partner in the ownership of Nextel Brazil.

On July 25, 2017, in connection with the foregoing and in response to stockholder feedback on the Company’s executive compensation program expressed through an advisory say-on-pay vote at the Company’s annual meeting, and with the transition of Mr. Rittes into his new role complete, the Board approved a termination date of August 1, 2017 for Mr. Shindler. As provided in the Agreement, Mr. Shindler will receive 200% of his base salary on his severance date. He will also be eligible for earned benefits, including a cash bonus for the second quarter of 2017 at the same achievement level as other eligible employees if and when it is paid, and a payment for earned and unused vacation. Mr. Shindler also remains eligible for a bonus payment pursuant to the Key Employee Incentive Plan (“KEIP”) approved by the bankruptcy court in connection with the Company’s sale of its operations in Mexico pursuant to the terms and conditions of the KEIP, if and when payments are made to other eligible employees. In addition, Mr. Shindler has agreed to continue to serve as a point of contact for AINMT and to facilitate the closing of AINMT’s investment as contemplated in the Investment Agreement, and the Agreement with Mr. Shindler was amended to provide for an additional payment of 200% of his annual target bonus and 18 months of COBRA benefits should the Company complete a transaction that meets the definition of Change of Control as defined in the Company’s Change of Control Severance Plan on or before July 31, 2018. These additional benefits align with the additional benefits Mr. Shindler would have been eligible for under the Company’s Change of Control Severance Plan.

The description of Mr. Shindler’s Separation and Release Agreement contained in this Form 8-K is qualified in its entirety by reference to the complete text of the Employment Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.

Mr. Shindler will continue to serve as a member of the Company’s Board of Directors and will receive $200,000 per year and health benefits in connection with this role.

Coincident with Mr. Shindler’s departure as an executive officer, Mr. Rittes will assume the role and perform the functions of principal executive officer of the Company. Mr. Rittes, 43, previously served as a key officer for Brazilian telecom companies Brasil Telecom and Oi Paggo, fr om 2004 to 2011. Most recently, Mr. Rittes was a principal at H.I.G. Capital, a leading global private equity investment firm, from 2016 to 2017. Prior to that, Mr. Rittes served as Chief Financial Officer of Boa Vista Serviços, a Brazilian credit bureau managed by TMG Capital, from 2013 to 2016. From 2011 to 2012, Mr. Rittes served as Chief Financial Officer of Estre Ambiental, an environmental services group in Latin America managed by BTG and Angra. Mr. Rittes holds a master degree in business administration from Harvard Business School.

Mr. Rittes previously entered into an Employment Agreement with Nextel Brazil that provides for an annual base salary of R$2,400,000 and an annual bonus of up to R$4,800,000 paid quarterly and based on achievement of specific quarterly performance measures and targets set by the Compensation Committee of the Board of Directors. Mr. Rittes was also granted an equity award of 1,500,000 options in May 2017 with an exercise price of $0.5547 that vest ratably over three years from the date of grant. Should Mr. Rittes be terminated without cause, he will receive a severance payment of one times his annual base salary unless the legally mandated severance is greater than this amount. Pursuant to his agreement, Mr. Rittes is also eligible for medical, dental, customary executive insurance and meal vouchers.

The description of Mr. Rittes’ Employment Agreement contained in this Form 8-K is qualified in its entirety by reference to the complete text of the Employment Agreement filed as Exhibit 10.2 to this report and incorporated herein by reference.

In addition, the Agreements with Daniel Freiman, Chief Financial Officer, and Shana Smith, General Counsel, were updated to provide for a target termination date of April 1, 2018, but when termination will occur has not been determined. Mr. Freiman and Ms. Smith were also provided a payment equal to six months of base salary to be paid in August 2017 in connection with their agreement to remain with the Company. Should Mr. Freiman and Ms. Smith become eligible for benefits under the Company’s Change of Control Severance Plan, this payment will be deemed an advance of the amount due to these executives and will reduce the benefits due under the Company’s Change of Control Severance Plan.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

10.1	Separation and Release Agreement between NII Holdings, Inc. and Steven Shindler dated July 25, 2017.

10.2	Employment Agreement between Nextel Telecomunicações Ltda. and Roberto Rittes dated April 24, 2017.

10.3	Letter Agreement between NII Holdings, Inc. and Daniel Freiman dated July 25, 2017.

10.4	Letter Agreement between NII Holdings, Inc. and Shana Smith dated July 25, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NII HOLDINGS, INC.
By: /s/ Shana C. Smith
Shana C. Smith
General Counsel and Secretary
Date: July 26, 2017

EXHIBIT INDEX

Exhibit No.        Description

10.1	Separation and Release Agreement between NII Holdings, Inc. and Steven Shindler dated July 25, 2017.

10.2	Employment Agreement between Nextel Telecomunicações Ltda. and Roberto Rittes dated April 24, 2017.

10.3	Letter Agreement between NII Holdings, Inc. and Daniel Freiman dated July 25, 2017.

10.4	Letter Agreement between NII Holdings, Inc. and Shana Smith dated July 25, 2017.